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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the caption "Experts" in the Statement of Additional Information included in Pre-Effective Amendment Number 3 to the Registration Statement (Form N-2, 333-112389), and to the inclusion of our report dated April 16, 2004 on the financial statements of RMR Hospitality and Real Estate Fund as of April 15, 2004.


                                                      ERNST & YOUNG LLP

                                                      /s/ Ernst & Young LLP
Boston, Massachusetts
April 16, 2004